Exhibit 10.108

                AMENDMENT NO. 1 TO SUBORDINATED PROMISSORY NOTES

      This Amendment No. 1 to Promissory Notes ("Amendment") is by and between to Peter R. Stephan, as Trustee of the Stephan Family Trust Dated August 2, 1993 (the "Stephan Trust"), James R. Norman, Jr., as Trustee of the Norman Living Trust Dated December 7, 2005 (the "Norman Trust"), and Rise Spiegel, as Trustee of the Rise Norris Spiegel Trust Dated November 16, 2005 (the "Spiegel Trust") (the Spiegel Trust collectively with the Stephan Trust and Norman Trust, and considered as a group, the "Holders") and National Investment Managers Inc. (the "Maker"), effective as of September 24, 2009.

      Whereas, reference is herby made to a certain Promissory Note, dated November 25, 2008, by and between the Holders and the Maker in the amount of Two Hundred Thirty-Three Thousand Seven Hundred and Fifty dollars ($233,750.00) with a Maturity Date that includes January 25, 2009. (the "Promissory Note No. 1"). All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Promissory Notes;

      Whereas, reference is herby made to a certain Promissory Note, dated November 25, 2008, by and between the Holders and the Maker in the amount of Two Hundred Thirty-Three Thousand Seven Hundred and Fifty dollars ($233,750.00) with a Maturity Date that includes January 25, 2010 (the "Promissory Note No. 2;" collectively with Promissory Note No. 1 and considered together, the "Promissory Notes");

      Whereas, the Maker and the Holders are amending the terms of the Promissory Notes;

      Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holders and the Maker hereby agree as follows:

      1. To replace the Maturity Date and payment terms under the Promissory Notes regarding amounts owed the Holders with installment payments to be made in equal principal monthly installments of Thirty Eight Thousand Nine Hundred and Fifty Eight Dollars and Thirty-Three cents ($38,958.33) each, plus accrued interest, beginning on July 25, 2010 and ending June 25, 2011. Payments are due upon the 25th of each month of the payment period.

      2. The interest rate applicable to the Promissory Notes shall be Eight percent (8%) per annum beginning October 1, 2009.

      3. Interest accrued on the Promissory Notes through September 30, 2009 shall be paid to the Holder within fifteen (15) business days of January 25, 2010.

      4. No other changes to the Promissory Notes are made, except as expressly set forth herein.

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Exhibit 10.108

      5. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assign, and no other parties shall be a beneficiary hereunder. Neither this Amendment nor any of the provisions hereof can be changed, waived, discharged or terminated except by a written instrument signed by the party against whom enforcement the change, waiver, discharge or termination is sought.

      6. This Amendment may be signed in counterpart, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

NATIONAL INVESTMENT MANAGERS INC.

By:_ __/s/ John M. Davis_________
Name: John M. Davis
Title: President & Chief Operating Officer


Norman Living Trust
dated December 7, 2005

______/s/ James R. Norman Jr.___
Name: James R. Norman, Jr.
Title: Trustee



Stephen Family Trust
dated August 2, 1993

______/s/ Peter R. Stephen_____
Name: Peter R. Stephen
Title: Trustee


Rise Norris Spiegel Trust
dated November 16, 2005

______/s/ Rise Norris Spiegel__
Name: Rise Norris Spiegel
Title: Trustee